Exhibit 99.1

5 Carlisle Road Westford, MA 01886 www.cynosure.com
t	978 256 4200
t	800 886 2966
f	978 256 6556

September 1, 2016

Stephen Webber

Dear Steve:

Cynosure, Inc. (“Cynosure,” “we,” “us” or “our”) is pleased to offer you the position of Executive Vice President, reporting directly to the Chief Executive Officer and exercising such powers, duties and responsibilities as are customarily carried out by an executive vice president of a company. Following the filing of our Quarterly Report on Form 10-Q for the quarter ending September 30, 2016 and effective immediately upon the planned retirement of Timothy W. Baker, our current Chief Financial Officer and Treasurer, you will also assume the role of Chief Financial Officer, Chief Accounting Officer and Treasurer, still reporting directly to the Chief Executive Officer and exercising such powers, duties and responsibilities as are customarily carried out by the chief financial officer, chief accounting officer and treasurer of a company. You will be working in our headquarters in Westford, MA. This offer is contingent upon the successful completion of our pre-employment process. This is an exempt position and as such is not eligible for any overtime rates. Your starting salary will be paid bi-weekly at the rate of $17,307.69 at the annualized rate of $450,000.00 (the “Base Salary”).

In addition:

•	You will be granted 10,000 Restricted Stock Units (the “RSU”) under our Amended and Restated 2005 Stock Incentive Plan (our “2005 Plan”), subject to approval by the Compensation Committee of our Board of Directors (our “Compensation Committee”) or our Board of Directors (the “Board”). The terms of the RSU will be conveyed to you in a separate Restricted Stock Unit Agreement in accordance with our 2005 Plan after you become a Cynosure employee and will be subject to the terms of the 2005 Plan and the Restricted Stock Unit Agreement. You acknowledge that as Cynosure’s Chief Financial Officer you will be subject to Cynosure’s Stock Ownership Guidelines as adopted in February 2016 and as may be amended from time to time.

•	As part of the Executive Management Team, following the end of each calendar year and subject to approval by our Compensation Committee or Board, you are eligible to receive an annual equity grant under our 2005 Plan.

•	Also as a part of the Executive Management Team, you are eligible to receive, subject to approval by our Compensation Committee or Board, a target cash bonus of up to 50% of your then-current annual Base Salary based on both your personal performance and Cynosure’s financial performance. You must be an active employee of Cynosure on the date the bonus is distributed in order to be eligible for and to earn any bonus award. Any bonus would be pro-rated for the portion of the 2016 calendar year for which you are employed by Cynosure.

•	You will be reimbursed for all documented expenses associated with business travel in accordance with our travel policy.

•	You are eligible to participate in Executive Level Benefits which include payment of Long Term Care Insurance and enhanced Life Insurance and AD& D insurance at two times Base Salary plus bonus up to a maximum of $500,000. You are eligible for LTD coverage at 60% of your annual earnings plus bonus to a maximum of $15,000 per month. The Executive Level Benefits and other benefit programs of Cynosure may be revised or eliminated from time to time by Cynosure.

•	Your Base Salary will be evaluated by our Compensation Committee in Q1 2017 and annually thereafter.

You will be eligible to participate in the benefit programs which Cynosure makes available to employees, effective the first of the month following your start date. You will have the option to elect to participate in our medical, dental, and/or vision plans. In addition, we offer a tuition reimbursement program, a 401(k) plan, and medical & dependent care reimbursement accounts, which enable you to pay for un-reimbursed medical expenses, as well as, dependent childcare expenses on a pre-tax basis. Cynosure currently provides Short-Term Disability, Long-Term Disability, Life Insurance, and Accidental Death and Dismemberment and Travel Insurance. Cynosure also offers optional Long Term Care Insurance and additional Life Insurance. You will accrue four (4) weeks paid time off in accordance with Cynosure’s Paid Time-off Policy. A summary of the available benefits is included for your convenience.

All compensation payable to you will be subject to applicable taxes and withholdings.

In the event of any termination of your employment other than a termination (a) by Cynosure without “Cause” (as defined below) or (b) within twelve (12) months following a Change in Control (as defined below), by you for Good Reason (as defined below), Cynosure’s obligations under this offer letter shall immediately cease and you shall be entitled to only the Base Salary and unused paid time off that has accrued and to which you are entitled as of the effective date of your separation as well as any amounts or benefits to which you are then entitled under the terms of the benefit plans then sponsored by Cynosure in accordance with their terms (and not accelerated to the extent acceleration does not satisfy Section 409A (as defined below) (other than any severance benefits) (the “Accrued Obligations”). In addition, Cynosure will pay to you in cash within five (5) business days following the date of termination, reimbursement for any unpaid, valid business expenses that are approvable in accordance with Cynosure policy and that have been submitted by the date of termination (and must pay any valid business expenses timely submitted after such date in accordance with Cynosure policy). You shall not be entitled to any other compensation or consideration, including any bonus not yet paid, that you may have received had your employment not ended.

If your employment is terminated (a) by Cynosure without “Cause” or (b) within twelve (12) months following a Change in Control, by you for Good Reason, in each case, in addition to the Accrued Obligations, and subject to the conditions set forth in this offer letter, for a period of twelve (12) months following your date of termination (the “Severance Period”), Cynosure shall: (i) continue to pay to you, in accordance with our regularly established payroll procedure, an amount of severance equal to the ratable portion of the Base Salary as severance, plus your annual target cash bonus for the calendar year in which termination occurs, pro-rated for the portion of such calendar year for which you were employed, payable in equal monthly installments over the Severance Period; and (ii) provided you are eligible for and timely elect to continue receiving group medical insurance pursuant to the federal “COBRA” law, 29 U.S.C. § 1161 et. seq., continue to pay the share of the premium for health coverage that is paid by us for active and similarly-situated employees who receive the same type of coverage, unless our provision of such COBRA payments will violate the nondiscrimination requirements of applicable law, in which case our payments will not apply (the “Severance Benefits”). In addition, if your employment is terminated as set forth in clause (a) or (b) of the immediately preceding sentence and prior-year annual cash bonuses have not yet been distributed, Cynosure will waive the requirement that you be an active employee on the date of payment and will distribute, in the normal course, the amount of your annual cash bonus as determined by the Compensation Committee or Board for the calendar year preceding your date of termination. As a condition of your receipt of the Severance Benefits, you must execute and return to us a severance and release of claims agreement in a form to be provided by us (which will include, at a minimum, a release of all releasable claims and non-disparagement and cooperation obligations) (the “Severance Agreement”), and such Severance Agreement must become irrevocable within sixty (60) calendar days after your last day of employment (or such shorter period as may be directed by us). Payments will begin in the first pay period beginning after the Severance Agreement becomes binding, provided that if the foregoing sixty (60) calendar day period would end in a calendar year subsequent to the year in which your employment ends, payments will not begin before the first payroll period of the subsequent year.

For purposes of this offer letter, “Cause” means: (a) acts or omissions constituting gross negligence or willful misconduct on the part of you with respect to your obligations to Cynosure or otherwise relating to the business of Cynosure, in each case as determined in good faith by us; (b) your material breach of this offer letter or your Invention, Non-Disclosure, Non-Solicitation and Non-Competition Agreement entered into with Cynosure; (c) your conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude fiduciary duty in connection with the performance of your obligations to Cynosure; (d) your willful neglect of duties as determined by us in the good faith; (e) your failure to perform the essential functions of your position, with reasonable accommodation, due to a mental or physical disability; or (f) your knowingly withholding material information (in your area of responsibility) from the Board. In each instance where Cause is alleged to have occurred (other than pursuant to clause (c) of this paragraph), you shall have been given written notice by the Board describing the specific nature of the allegations against you and shall have been afforded a reasonable opportunity and reasonable time to cure such failure to perform your duties. For purposes of this paragraph, no act or failure to act by you shall be considered “willful” unless it is done, or omitted to be done, in bad faith and without reasonable belief that your action or omission was in the best interests of Cynosure.

For purposes of this offer letter, “Change in Control” means an event or occurrence set forth in any one or more of clause (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such clauses but is specifically exempted from another such clause):

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of

Cynosure if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (i) the then-outstanding shares of our common stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from Cynosure (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for our common stock or voting securities, unless the Person exercising, converting or exchanging such security acquired such security directly from Cynosure or an underwriter or agent of Cynosure), (ii) any acquisition by Cynosure, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Cynosure or any corporation controlled by Cynosure or (iv) any acquisition by any corporation pursuant to a transaction which complies with subclauses (i) and (ii) of clause (c) below of this paragraph; or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to Cynosure), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this offer letter or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this subclause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Cynosure or a sale or other disposition of all or substantially all of the assets of Cynosure in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns Cynosure or substantially all of Cynosure’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by Cynosure or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d) approval by the stockholders of Cynosure of a complete liquidation or dissolution of Cynosure;

provided, in each case, that such event also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5) if necessary to avoid the imposition of additional taxes under Section 409A.

For purposes of this offer letter, “Good Reason” means the occurrence, without your written consent, of any of the events or circumstances set forth in clauses (a) through (d) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if, prior to the date of termination specified in any notice of termination given by you in respect thereof, such event or circumstance has been fully corrected and you have been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by Cynosure shall only apply to the first such event or circumstance constituting Good Reason).

(a) the assignment to you of duties inconsistent in any material respect with your position (including status, offices, titles and reporting requirements), authority or responsibilities; or

(b) a reduction in your annual Base Salary as in effect on your start date or as the same was or may be increased thereafter from time to time; or

(c) the failure by us to (i) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any paid time off program or policy) (as used in the definition of Good Reason, a “Benefit Plan”) in which you participate, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue your participation therein (or in such substitute or alternative plan), or (iii) award cash bonuses to you in amounts and in a manner substantially consistent with past practice in light of our financial performance; or

(d) a change by us in the location at which you perform your principal duties for us to a new location that is both (i) outside a radius of fifty (50) miles from your principal residence on your start date and (ii) more than thirty (30) miles from the present location of our headquarters; or a requirement by us that you travel on company business to a substantially greater extent than consistent with past practice.

For purposes of this offer letter:

•

A termination of employment means a “separation from service” as defined in Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”). If and to the extent any portion of any payment, compensation or other benefit provided to you in connection with your separation from service (as defined in Section 409A) is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and you are a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by Cynosure in accordance with its procedures, by which determination you hereby agree that you are bound, such portion of the payment, compensation or other benefit will not be paid before the earlier of (a) the day that is six months plus one day after the date of separation from service (as determined under Section 409A) or (b) the tenth day after the date of your death (as applicable, the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to you during the period between the date of separation from service and the New Payment Date will be paid to you in a lump sum in the first payroll period beginning after such New Payment Date, and any remaining payments will be paid on their original schedule. For the avoidance of doubt, the ability to resign for the types of Good Reasons after a Change in Control will likely require a six (6) month delay before any payments are made irrespective of the reason for the payment and may require such a delay even if not after a Change in Control.

•	Expense Timing. Payments with respect to reimbursements of business expenses will be made in the ordinary course in accordance with Cynosure’s procedures (generally within thirty (30) days after you have submitted appropriate documentation, which you must do within thirty (30) days after incurring the expense) and, in any case, on or before the last day of the calendar year following the calendar year in which the relevant expense is incurred. The amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year. The right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

•	Each amount to be paid or benefit to be provided will be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short term deferral period” as defined in Section 409A or are paid in a manner covered by Treas. Reg. Section 1.409A-1(b)(9)(iii) will not be treated as deferred compensation unless applicable law requires otherwise. Neither Cynosure nor you will have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A. This offer letter is intended to comply with the provisions of Section 409A and this offer letter will, to the extent practicable, be construed in accordance therewith. Terms defined in this offer letter will have the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A. In any event, Cynosure makes no representations or warranty and will have no liability to you or any other person if any provisions of or payments under this offer letter are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.

This offer of employment is not an agreement, either express or implied, to employ you for any stated term. Cynosure is an at-will employer. Thus, either you or Cynosure may terminate your employment at any time. As discussed, we would like you to begin working as a Cynosure employee on a full-time basis on October 3, 2016, but in any event, no later than October 17, 2016. As a condition of employment, we require you to sign the enclosed Invention, Non-Disclosure, Non-Solicitation and Non-Competition Agreement prior to your start date. Further, by accepting our offer, you represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing (or that purports to prevent) you from entering into employment with or carrying out your responsibilities for Cynosure, or which is in any way inconsistent with the terms of this offer letter. If your position requires you to drive on behalf of Cynosure, you understand that Cynosure will perform annual Motor Vehicle checks on your driving record.

If you have questions regarding this offer, please contact Maureen Tarca at mtarca@cynosure.com.

This offer letter is your formal offer of employment and supersedes any and all prior or contemporaneous agreements, discussions and understandings, whether written or oral, relating to the subject matter of this letter or your employment with Cynosure. The resolution of any disputes under this letter will be governed by the laws of the Commonwealth of Massachusetts.

Once the accepted Offer Letter, Invention, Non-Disclosure, Non-Solicitation and Non-Competition Agreement, Employment Application and Addendum to Application for Employment have been received, you will be sent an email including a link to our Onboarding Portal (iCIMS) for completion of new hire paperwork. Please contact Judy Tripodi, HR Operations at jtripodi@cynosure.com or 978-367-8703 regarding any Onboarding issues.

We are delighted that you are joining Cynosure and look forward to working together.

Sincerely,

/s/ Michael R. Davin

Michael R. Davin

Chairman, CEO and President

/s/ Stephen Webber	9/1/2016
Signature	Date

I accept the terms of this offer and will begin work at Cynosure on or about October 3, 2016, but in no event later than October 17, 2016. I state and represent that I have had an opportunity to fully discuss and review the terms of this offer letter with an attorney and that I have carefully read this offer letter, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign my name of my own free act.

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